Exhibit 2

    RESIGNATION AS OFFICER AND DIRECTOR OF ADVANCED TECHNOLOGIES GROUP, LTD.

January 17th, 2001

Advanced Technologies Group, LTD
10245 E. Via Linda, Suite 220
Scottsdale, AZ  85258-5317

     Attention:  Corporate  Officer/Board of Directors of Advanced  Technologies
                 Group, LTD.

Gentlemen:

Pursuant to the Agreement and Plan of Reorganization, I hereby tender my resignation from Advanced Technologies Group, LTD as Officer and Director effective immediately.

                                   Sincerely,

                                   /s/ Edmond L. Lonergan
                                   ------------------------
                                   Edmond L. Lonergan